Exhibit 10.11


June 25, 2004


DataLogic International, Inc.
18301 Von Karman, Suite 250
 Irvine, California 92612
Attn: Keith Nguyen


     Re: Restricted Account: Account Number_____________________ , Account Name: DataLogic International Inc., maintained at North Fork Bank (the "Restricted Account").


     Reference is made to (i) that certain Securities Purchase Agreement, dated as of June 25, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between DataLogic International, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and (ii) that certain Restricted Account Agreement, dated as of June 25, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the Purchase Agreement, the Company is required to place $1,250,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company's obligations to the Purchaser.

     The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, so long as the Amortizing Principal Amount (as defined in the Note) at such time has been reduced (through conversions or otherwise) to $0, promptly following any conversion of a Monthly Principal Amount (as defined in the Note) or such other Principal Amounts into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to the corresponding dollar amount by which the aggregate Principal Amount of the Note has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.

     Furthermore, the Company and the Purchaser agree that (i) in the event that the Purchaser voluntary converts (such a Conversion, a "Voluntary Conversion") a Principal Amount of the Note pursuant to Article III of the
Note in excess of the sum of (A) any Monthly Principal Amount that is due (or will become due) in the calendar month in which any such Voluntary Conversion occurs plus (B) any other amount that is due and payable by the Company or any of its Subsidiaries with respect to the Note, the Purchase Agreement and/or any Related Agreement at the time of any such Voluntary Conversion and (ii) so long as (x) no Event of Default (as defined in the Note) has occurred and is continuing, (y) the accounts receivable balance of the Company and its Subsidiaries as of the last day the most recently ended calendar month is at least $2,000,000 (as set forth on a consolidated balance sheet of the Company and its Subsidiaries) and (z) the Company has provided the Purchaser with the consolidated balance sheet referred to in the immediately preceding clause (y) (which balance sheet shall be certified by the chief financial officer of the Company and otherwise be satisfactory to the Purchaser), the Purchaser shall direct the Bank, pursuant to a Release Notice, to wire an amount of funds equal to the corresponding dollar amount by which the aggregate Principal Amount of the Note has been reduced pursuant to such a Voluntary Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.

     This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

     If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

                                   Signed,

                                   Laurus Master Fund, Ltd.


                                   By:__/s/ David Grin
                                      _______________________________
                                   Name:    David Grin
                                   Title:


Agreed and Accepted this 25th day of June, 2004.

DataLogic International, Inc.

    /s/ Khanh Nguyen
By:_____________________
Name:   Khanh Nguyen
Title:  CFO